GSV Capital Reports Fourth Quarter and Fiscal Year 2011 Results of Operations

Woodside, CA – March 12, 2012 – GSV Capital Corp., “GSV”, (Nasdaq: GSVC) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

Management Commentary

“The fourth quarter marked tremendous progress for GSV as we continued to execute on our strategy of investing in high-growth, venture-backed companies that we believe will drive significant value creation. We made follow-on investments in Facebook and Twitter, which represent the largest positions in our portfolio. Our investment activity during the quarter also included new positions in companies such as Dropbox, Grockit, and ZocDoc. In addition, Groupon and Zynga completed their initial public offerings during the quarter,” said Michael T. Moe, GSV's CEO and founder. “2012 is off to a great start for GSV, as we successfully raised $96.2 million in a secondary offering which was completed on February 15th. We are highly encouraged that we were able to quickly complete a significant capital raise that provides us with the resources to execute on our investment strategy and take advantage of what we believe are exciting opportunities in the market.”

Fourth Quarter 2011 Portfolio Investment Activity

GSV invested in the following new portfolio companies during the fourth quarter of 2011: Control 4 Inc.; DreamBox Learning, Inc.; Dropbox, Inc.; Grockit Inc.; StormWind, LLC; The Echo System Corp.; The rSmart Group, Inc.; and ZocDoc Inc.. Additional investments in Facebook, Inc., Kno, Inc., and Twitter, Inc. were also made by GSV during the quarter.

Current Portfolio as of December 31, 2011

Our investment portfolio consists of companies that we believe represent the “megatrends” that have the potential to drive the market in the decades to come. GSV invests in companies that combine what we believe are powerful technological, economic and social forces that create growth opportunities in the economy. At the end of the fourth quarter of 2011, GSV’s portfolio included investments in the following companies: Bloom Energy Corporation; Chegg, Inc.; Control 4 Inc.; DreamBox Learning, Inc.; Dropbox, Inc.; Facebook, Inc.; Gilt Groupe, Inc.; Grockit Inc.; Groupon, Inc.; Kno, Inc.; PJB Fund LLC (loan linked to the value of Zynga, Inc.); Serious Energy, Inc.; SharesPost, Inc.; Silver Spring Networks, Inc.; StormWind, LLC; The Echo System Corp.; The rSmart Group, Inc.; TrueCar, Inc.; Twitter, Inc.; ZocDoc Inc.; and ZoomSystems.

Financial Results

December 31, 2011
Total Portfolio Investments	$64,078,150
Total Investments	$91,078,194
Total Cash	$385,995
Total Assets	$91,798,242
Total Liabilities	$20,294,994
Net Assets	$71,503,248
Net Asset Value Per Share	$12.95

	For the three months ended December 31, 2011	For the period from January 6, 2011 (date of inception) to December 31, 2011
Total Investment income	$108,920	$162,328
Net Investment Loss	$(677,663)	$(2,033,864)
Net Change In Unrealized Depreciation on Non-Control/Non-Affiliated Securities	$(1,025,996)	$(1,579,800)
Net Decrease in Net Assets Resulting From Operations	$(1,703,659)	$(3,613,664)
Net Decrease in Net Assets Resulting FromOperations Per Average Share (1)	$(0.31)	$(1.07)

Portfolio Investments

The total value of GSV’s portfolio investments was approximately $64.1 million at December 31, 2011. During the fourth quarter of 2011, GSV originated approximately $23.5 million of investments in eight new and three existing portfolio companies. At December 31, 2011, GSV had equity investments in 19 portfolio companies and debt investments in two portfolio companies.

Results of Operations

Investment income was $108,920, or $0.02 per share, for the quarter ended December 31, 2011, and $162,328, or $0.05 per share, for the period from January 6, 2011 (date of inception) to December 31, 2011. Net investment loss was $677,663, or $0.12 per share, for the quarter ended December 31, 2011, and $2,033,864, or $0.60 per share, for the period from January 6, 2011 (date of inception) to December 31, 2011. Net change in unrealized depreciation was $1,025,996, or $0.19 per share, for the three months ended December 31, 2011, and $1,579,800, or $0.47 per share, for the period from January 6, 2011 (date of inception) to December 31, 2011. Net decrease in net assets resulting from operations was $1,703,659, or $0.31 per share, for the three months ended December 31, 2011, and $3,613,664, or $1.07 per share, for the period from January 6, 2011 (date of inception) to December 31, 2011.

(1)	Weighted average common shares for the period from January 6, 2011 (date of inception) to December 31, 2011 was calculated starting from the issuance of 100 shares on February 28, 2011. Weighted average common shares were 5,520,100 and 3,377,429 for the three-month period ended December 31, 2011 and since inception period, respectively.

Conference Call and Webcast Information

The GSV Capital fourth quarter and fiscal year 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Monday, March 12, 2012. To participate on the live call, analysts and investors should dial 1-877-941-1427 at least ten minutes prior to the call. GSV Capital will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the Company’s Web site at http://gsvcap.com.

About GSV Capital Corp.

GSV Capital Corp. (Nasdaq: GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA.

Forwarding-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Media:
Kim Hughes

(415) 516-6187

kim@blueshirtgroup.com

Investors:

Alex Wellins

(415) 217-5861

alex@blueshirtgroup.com

STATEMENT OF ASSETS AND LIABILITES

(Unaudited)

December 31, 2011
ASSETS
Investments at fair value:
Investments in non-control/non-affiliated securities (cost of $65,658,866)	$64,078,150
Investments in United States treasury bills (cost of $19,999,128)	20,000,044
Investments in money market funds (cost of $7,000,000)	7,000,000
Total Investments (cost of $92,657,994)	91,078,194

Cash	385,995
Due from:
GSV Asset Management	13,470
Portfolio company	9,249
Accrued interest	158,389
Prepaid expenses	92,750
Deferred offering costs	56,436
Dividend receivable	1,063
Other assets	2,696

Total Assets	91,798,242

LIABILITIES
Due to:
GSV Asset Management	78,427
Other affiliates	10,782
Payable for unsettled securities transaction	19,999,128
Accounts payable	206,357
Accrued expenses	300

Total Liabilities	20,294,994

Commitments and contingencies

Net Assets	$71,503,248

NET ASSETS
Common Stock, par value $0.01 per share
(100,000,000 authorized; 5,520,100 issued and outstanding)	$55,201
Paid-in capital in excess of par	73,027,847
Unrealized depreciation on investments	(1,579,800)

Net Assets	$71,503,248

Net Asset Value Per Share	$12.95

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31, 2011	For the period from January 6, 2011 (date of inception) to December 31, 2011
INVESTMENT INCOME
Interest income	$106,167	$158,389
Dividend income	2,753	3,939

Total Investment Income	108,920	162,328

OPERATING EXPENSES
Investment management fees	233,961	618,865
Costs incurred under administration agreement	249,166	554,232
Professional fees	138,435	409,983
Organization expenses	-	198,831
Insurance expense	47,193	142,494
Directors’ fees	42,500	127,500
Investor relations expense	36,250	89,250
Other expenses	39,078	55,037

Total Operating Expenses	786,583	2,196,192

Net Investment Loss	(677,663)	(2,033,864)

Net Change in Unrealized Depreciation on Investments	(1,025,996)	(1,579,800)

Net Decrease in Net Assets Resulting From Operations	$(1,703,659)	$(3,613,664)

Net Decrease in Net Assets Resulting From Operations Per Average Share (1)	$(0.31)	$(1.07)

(1)	Weighted average common shares for the period from January 6, 2011 (date of inception) to December 31, 2011 was calculated starting from the issuance of 100 shares on February 28, 2011. Weighted average common shares were 5,520,100 and 3,377,429 for the three-month period ended December 31, 2011 and since inception period, respectively.

FINANCIAL HIGHLIGHTS

(Unaudited)

	For the three months ended December 31, 2011	For the period from January 6, 2011 (date of inception) to December 31, 2011

Per Share Data(1):
Net asset value at beginning of period	$13.26	$-
Issuance of common shares	-	14.67 (2)
Underwriters’ discount	-	(0.86)
Offering costs	-	(0.19)
Net investment loss	(0.12)	(0.37)
Change in unrealized depreciation	(0.19)	(0.30)
Net asset value at end of period	$12.95	$12.95

(1)	Financial highlights are based on shares outstanding as of December 31, 2011.

(2)	Issuance of common shares is based on the weighted average offering price for the shares issued during the period.

SCHEDULE OF INVESTMENTS

December 31, 2011

(Unaudited)

Portfolio Investments*	Headquarters / Industry	Shares / Par Amount	Cost	Fair Value	% of Net Assets

Bloom Energy Corporation	Sunnyvale, CA
Common shares	Fuel Cell Energy	96,389	$ 1,815,818	$ 1,771,335	2.48%

Chegg, Inc.	Santa Clara, CA
Common shares	Textbook Rental	774,193	6,003,694	5,999,996	8.39%

Control 4 Inc.	Salt Lake City, UT
Common shares	Home Automation	666,667	1,034,827	1,000,000	1.40%

DreamBox Learning, Inc.	Bellevue, WA
Preferred shares, Series A	Education Technology	3,579,610	757,955	750,000	1.05%

Dropbox, Inc.	San Francisco, CA
Preferred shares, Series A	Online Storage	552,486	5,015,333	4,999,998	6.99%

Facebook, Inc.	Palo Alto, CA
Common shares, Class B	Social Networking	350,000	10,465,981	10,462,500	14.63%

Gilt Groupe, Inc.	New York, NY
Common shares	e-Commerce
Flash Sales		203,100	5,576,979	5,499,250	7.69%

Grockit, Inc.	San Francisco, CA
Preferred shares, Series B	Online Test
Preparation		2,728,252	2,005,945	2,000,000	2.80%

Groupon, Inc. (2)	Chicago, IL
Common shares	Online Deals	80,000	2,128,585	1,188,288	1.66%

Kno, Inc.	Santa Clara, CA
Preferred shares, Series C	Digital	440,313	2,262,006	2,250,000	3.15%
Common shares	Textbooks	50,000	214,303	205,000	0.29%
Total			2,476,309	2,455,000	3.44%

PJB Fund LLC (1) (3)	San Francisco, CA
Structured note, 10%, due 8/15/2012	Social Gaming	4,000,000	4,029,259	4,000,000	5.59%

Serious Energy, Inc.	Sunnyvale, CA
Common shares	Green Materials	178,095	739,130	712,380	1.00%

SharesPost, Inc.	San Bruno, CA
Preferred shares, Series B	Online	1,776,970	2,257,984	2,256,752	3.16%
Common warrants, $0.13 strike price, expire 6/15/2018	Marketplace
(Finance)		770,934	23,128	17,731	0.02%
Total			2,281,112	2,274,483	3.18%

Silver Spring Networks, Inc.	Redwood City, CA
Common shares	Smart Grid	110,143	1,153,381	1,101,430	1.54%

StormWind, LLC	Scottsdale, AZ
Preferred shares, Series B	Electronic	1,711,111	959,209	946,335	1.32%
Preferred warrants, $0.64 strike price, expire 12/1/2012	Marketing and Business Services	1,568,518	53,665	53,665	0.08%
Total			1,012,874	1,000,000	1.40%

The Echo System Corp. (1)	New York, NY
Structured note, 6%, due 1/28/2013, and warrant, $0.20 strike price, expires 11/14/2016	Social Analytics	500,000	505,823	500,000	0.70%

The rSmart Group, Inc.	Scottsdale, AZ
Preferred shares, Series B	Higher Education
Learning Platform		480,769	513,311	500,000	0.70%

TrueCar, Inc.	Santa Monica, CA
Common shares	Online
Marketplace (Cars)		377,358	2,014,551	1,999,997	2.80%

Twitter, Inc.	San Francisco, CA
Common shares	Social
Communication		735,600	12,304,345	12,113,493	16.94%

ZocDoc Inc.	New York, NY
Preferred shares	Online Medical
Scheduling	200,000		3,563,178	3,500,000	4.89%

ZoomSystems	San Francisco, CA
Preferred shares, Series A	Smart e-tail
(Retail)	1,250,000		260,476	250,000	0.35%

Total Portfolio Investments			$ 65,658,866	$ 64,078,150	89.62%

*	All portfolio investments are non-control/non-affiliated and non-income producing, unless identified. Equity investments are subject to lock-up restrictions upon their initial public offering.

(1)	Investment is income producing.

(2)	On November 8, 2011, Groupon, Inc. priced its initial public offering, selling 35,000,000 shares at a price of $20.00 per share. GSV Capital Corp.’s shares in Groupon are subject to a lock-up agreement that expires on May 1, 2012.

(3)	Represents a $4 million unsecured promissory note with an interest rate of 10% and maturity date of August 15, 2012 that was issued by PJB Fund LLC that may be repaid, at PJB Fund LLC’s election, either by transfer of a certain number of shares of common stock of Zynga, Inc. or with a cash amount of equivalent value. The amount payable under the note will be equal to the face amount, plus the greater of accrued interest (at a rate of 10%) or a return based on the relative value of Zynga, Inc. To the extent the borrower repays the note in cash, GSV Capital Corp. would have no further direct or indirect interest in Zynga, Inc. On December 15, 2011, Zynga, Inc. priced its initial public offering, selling 100,000,000 shares at a price of $10.00 per share.